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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported) SEPTEMBER 30, 1998




                              AMRESCO CAPITAL TRUST
             (Exact name of registrant as specified in its charter)







           TEXAS                      1-14029                   75-2744858
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)




                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                               DALLAS, TEXAS 75201
                    (Address of principal executive offices)



       (Registrant's telephone number, including area code) (214) 953-7700



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 30, 1998, AMREIT I, Inc. (the "Company"), a wholly-owned subsidiary of AMRESCO Capital Trust (the "Registrant"), acquired certain loans from AMRESCO Commercial Finance, Inc. ("ACFI") pursuant to two separate agreements.

         ACFI is a wholly-owned subsidiary of AMRESCO, INC. ("AMRESCO," and, together with its affiliated entities, the "AMRESCO Group"). AMRESCO is also an affiliate of AMREIT Managers, L.P. (the "Manager"), the manager of the Registrant. Pursuant to a management agreement, the Manager is responsible for the day-to-day operations of the Registrant. Additionally, three of the seven members of the Board of Trust Managers of the Registrant and all of the Registrant's officers are employed by the AMRESCO Group. The AMRESCO Group currently owns approximately 15% of the Registrant.

PACKAGE 1

         The first Sale and Assignment Agreement between the Company and ACFI provided for the purchase by the Company from ACFI of three loans, represented by nine notes and primarily secured by first liens, for a cash purchase price of approximately $11,313,916. The Company paid the purchase price from cash on hand.

         The first of these loans provides for a $13,000,808 commitment, with an outstanding principal balance of approximately $7,673,611 as of September 30, 1998. Additionally, the Company acquired accrued interest totaling $114,790. The proceeds of the loan are being used for the construction and lease-up of a 115,000 (approximate) square foot office building in Richardson, Texas. The loan earns interest at an accrual rate of 14% per annum. Payments of interest only are due and payable monthly at a pay rate of 10% per annum. The Company is entitled to receive and apply 50% of any excess cash flow from the rental of the property to the interest accrual. The Company is also entitled to a 50% residual profits interest. The initial maturity date is October 30, 1999.

         The second of these loans provides for a $3,157,900 commitment, with an outstanding principal balance of approximately $1,554,552 as of September 30, 1998. Additionally, the Company acquired accrued interest totaling $13,678. The proceeds of the loan are being used to finance the development of a 400-acre residential community in San Antonio, Texas. The loan earns interest at 22% per annum. Payments of interest only are due and payable monthly. The initial maturity date is May 1, 2001.

         The third loan provides for a $8,400,000 revolving credit commitment, with an outstanding principal balance of approximately $1,949,116 as of September 30, 1998. Additionally, the Company acquired accrued interest totaling $8,169. The proceeds of the loan are being used to finance the development of various residential subdivisions in San Antonio, Texas. The loan earns interest at an accrual rate of 14% per annum. Payments of interest only are due and payable monthly at a pay rate of 10% per annum. Payments of interest at the accrual rate are due and payable quarterly. The various notes underlying the loan mature on various dates through August 1, 2000.

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PACKAGE 2

         Pursuant to a separate Sale and Assignment Agreement with ACFI, the Company acquired five loans, represented by seven notes, for a cash purchase price of approximately $22,978,251, including accrued interest. The Company paid the purchase price from cash on hand and certain borrowings under the Company's Master Repurchase Agreement with Prudential Securities Credit Corporation.

         Immediately following the purchase of the five loans described below, pursuant to an Economics Equivalents and Funding Agreement dated as of September 30, 1998, the Company sold to ACFI for a cash purchase price of approximately $5,020,292 the right to collect from the Company an amount equal to the economic equivalent of all amounts collected from the five loans in excess of $17,957,959 plus a return on this amount, or so much of it as is outstanding from time to time, equal to 12% per annum. As additional consideration, ACFI agreed to reimburse the Company for any additional advances required to be made under the loan documents. ACFI was also granted the right to service these five loans, subject to obtaining the Company's consent to certain amendments or modifications of the loan under certain circumstances.

         Loan one is a $3,664,000 first lien facility, the proceeds of which were used by the borrower to finance the acquisition and renovation of a 240-unit apartment complex in Galveston, Texas. Additionally, the Company acquired accrued interest totaling $236,686. The loan earns interest at an accrual rate of 15% per annum. Payments of interest only are due and payable monthly at a variable rate equal to the prime rate plus 1.5% per annum. The loan agreement provides that 25% of any excess cash flow from the rental of such property shall be applied to the interest accrual. Furthermore, the loan agreement provides for a 40% residual profits interest. The initial maturity date is July 15, 1999.

         Loan two is a $2,650,000 mezzanine facility of which approximately $2,587,000 had been funded as of September 30, 1998. Additionally, the Company acquired accrued interest totaling $246,802. The borrower used the proceeds to finance the construction of a 278-unit apartment complex in Fort Worth, Texas. The loan earns interest at an accrual rate of 16% per annum. Payments of interest only are due monthly at a pay rate of 10.5% per annum. The loan agreement provides that 75% of any excess cash flow from the rental of such property shall be applied to the interest accrual. Additionally, the loan agreement provides for a 33% profits participation through January 8, 1999 and a 38% profits participation thereafter. The initial maturity date is January 8, 1999.

         Loan three consists of two loans (one a first lien facility and one a second lien facility) aggregating $6,325,000, of which approximately $6,247,000 had been funded as of September 30, 1998. Additionally, the Company acquired accrued interest totaling $86,327. The borrower used the proceeds to finance the acquisition, completion and leasing of a 56,000 (approximate) square foot office building in Austin, Texas. The loan earns interest at an accrual rate of 16% per annum. Payments of interest only are due monthly at a pay rate of 10% per annum. The loan agreements provide that 65% of any excess cash flow from the rental of such property shall be applied to the interest accrual. Certain additional amounts are to be paid by the borrower in the event of a sale or refinancing of the property. The initial maturity date is April 18, 1999.



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         Loan four is a $3,015,000 first lien facility, of which approximately
$2,364,000 had been funded as of September 30, 1998. Additionally, the Company acquired accrued interest totaling $53,180. The borrower used the proceeds to finance the acquisition and expansion of an existing medical office building in Dallas, Texas. The loan earns interest at an accrual rate of 13% per annum. Payments of interest only are due monthly at a pay rate of 10% per annum. The loan agreement provides that 50% of any excess cash flow from the rental of such property shall be applied to the interest accrual. Furthermore, the loan agreement provides for a 50% residual profits participation. The initial maturity date is June 30, 1999.

         Loan five is a $8,765,000 first lien facility, of which approximately $7,441,000 had been funded as of September 30, 1998. Additionally, the Company acquired accrued interest totaling $51,775. The loan proceeds are being used as one-year bridge financing for a 147,000 (approximate) square foot office/industrial building in Norwood, Massachusetts. The loan earns interest at an accrual rate of 12.5% per annum. Payments of interest only are due monthly at a pay rate of 10% per annum. The loan agreement provides that 100% of any excess cash flow from the rental of such property shall be applied to the interest accrual. The initial maturity date is July 22, 1999.

ITEM 5.  OTHER EVENTS.

         On July 1, 1998, the Company originated a $10,068,000 mezzanine loan for the acquisition of four office buildings in Dallas, Texas; the initial funding totaled approximately $6,283,000. The loan earns interest at an accrual rate of 15% per annum. Payments of interest only are due monthly at a pay rate of 10% per annum. Additionally, the borrower paid a 2% commitment fee to the Company. The initial maturity date is July 1, 2001.

         On July 2, 1998, the Company originated a $7,000,000 first lien loan for the acquisition of an office building in Washington, D.C.; the initial funding totaled approximately $5,247,000. The loan earns interest at an accrual rate of 10.5% per annum. Payments of interest only are due monthly at a pay rate of 10.5% per annum. Additionally, the borrower paid a 2% commitment fee to the Company. The initial maturity date is June 30, 2000.

         On July 10, 1998, the Company originated a $3,350,000 first lien loan; the initial funding totaled approximately $1,887,000. The loan is to be used by the borrower to finance the acquisition and renovation of a multi-family complex in Pasadena, Texas. The loan earns interest at an accrual rate of 14% per annum. Payments of interest only are due and payable monthly at a pay rate of 10% per annum. Additionally, the borrower paid a 1% commitment fee to the Company. The initial maturity date is July 31, 2000.

         On September 1, 1998, the Company originated an $18,419,000 first lien loan; the initial funding totaled approximately $17,413,000. The loan is to be used by the borrower to finance the acquisition and refurbishment of nine buildings containing 754,000 (approximate) square feet of net rentable space, for manufacturing, mixed-use office and ground floor retail use in Los Angeles, California. The loan earns interest at an accrual rate of 12% per annum. Payments of interest only are due and payable monthly at a pay rate of 10% per annum. The Company is entitled to receive and apply 100% of any excess cash flow from the rental of such space to the interest accrual.

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Additionally, the borrower paid a 1% commitment fee to the Company. The initial maturity date is February 28, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibits. The following exhibits are filed as part of this report on Form 8-K:

         2.1 Sale and Assignment Agreement by and between AMRESCO Commercial Finance, Inc. and AMREIT I, Inc. dated effective as of September 30, 1998 relating to three loans.

         2.2 Sale and Assignment Agreement by and between AMRESCO Commercial Finance, Inc. and AMREIT I, Inc. dated effective as of September 30, 1998 relating to five loans.

         2.3 Economics Equivalents and Funding Agreement by and between AMRESCO Commercial Finance, Inc. and AMREIT I, Inc. dated effective as of September 30, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMRESCO CAPITAL TRUST


Date: October 15, 1998          By: /S/ MICHAEL L. MCCOY
                                   ------------------------------------
                                   Name:  Michael L. McCoy
                                   Title: Senior Vice President, General Counsel
                                          and Secretary








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                                INDEX TO EXHIBITS

Exhibit
  No.             Exhibit
-------           -------


2.1 Sale and Assignment Agreement by and between AMRESCO Commercial Finance, Inc. and AMREIT I, Inc. dated effective as of September 30, 1998 relating to three loans.

2.2 Sale and Assignment Agreement by and between AMRESCO Commercial Finance, Inc. and AMREIT I, Inc. dated effective as of September 30, 1998 relating to five loans.

2.3 Economics Equivalents and Funding Agreement by and between AMRESCO Commercial Finance, Inc. and AMREIT I, Inc. dated effective as of September 30, 1998.